Exhibit 1.1

EXECUTION VERSION

3M COMPANY
Floating Rate Notes due 2020

0.950% Notes due 2023

1.750% Notes due 2030

TERMS AGREEMENT

May 13, 2015

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

As representatives of the several Purchasers

identified in Schedule I hereto

Dear Ladies and Gentlemen:

Reference is made to the Amended and Restated Distribution Agreement, dated May 16, 2014 (the “Distribution Agreement”), between 3M Company (the “Company”) on the one hand and the agents from time to time a party thereto (the “Agents”) on the other relating to the issuance and sale by the Company from time to time of its medium-term notes, Series F (the “MTN Program”).  The Company proposes to issue and sell to Barclays Bank PLC (“Barclays”), Citigroup Global Markets Limited (“Citigroup”) and Deutsche Bank AG, London Branch (“Deutsche Bank”) and each of the entities identified in Schedule I hereto (the “Purchasers”) for whom Barclays, Citigroup and Deutsche Bank are acting as representatives, the securities specified in Schedule I hereto (the “Purchased Securities”).  The Company hereby appoints each of the Purchasers as an Agent under the MTN Program but only in respect of the Purchased Securities and each of the Purchasers hereby accepts such appointment.  For the purposes of the sale and offering of the Purchased Securities as contemplated hereby, each of the Purchasers named herein agrees that it shall be bound by the obligations of Agents set forth in, and shall be entitled to the benefits of such Agents pursuant to, the provisions of the Distribution Agreement and each of the provisions of the Distribution Agreement (excluding, for the avoidance of doubt, the Administrative Procedure (as defined therein) and any provisions related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities) is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement to the Purchasers, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and a warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

A supplement to the Prospectus relating to the Purchased Securities, substantially in the form attached as Schedule IV hereto (the “Pricing Supplement”), will be filed with the Commission within the time period specified in Rule 424(b) under the Securities Act of 1933. The Purchased Securities will be issued in book-entry form through a common depositary for Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), and will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof, all as more fully described in the Pricing Supplement.

1.                                       Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference:

(a)                                  the Company agrees to issue and sell to the Purchasers identified in Schedule I hereto, and such Purchasers severally agree to purchase from the Company, the Purchased Securities, at the time and place, in the respective principal amounts and at the respective purchase prices set forth in Schedule I hereto;

(b)                                 the Company represents and warrants that the form of the Purchased Securities shall comply with the requirements of the rules of the New York Stock Exchange (the “NYSE”);

(c)                                  the Company represents and warrants that the paying and calculation agency agreement (the “Paying and Calculation Agency Agreement”) to be dated as of May 20, 2015 between the Company, The Bank of New York Mellon, London Branch, as paying and calculation agent, and The Bank of New York Mellon Trust Company, N.A., as trustee, has been duly authorized and, as of the closing date of the offering of the Purchased Securities, will be duly executed and delivered and constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Paying and Calculation Agency Agreement conforms to the descriptions thereof in the Prospectus and the Disclosure Package;

(d)                                 the Company represents and warrants that it has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries, which, for purposes of this section means any entity of which the Company owns (either directly or indirectly) a majority of the outstanding equity securities or other ownership interests carrying a majority of the voting power in the election of the board of directors or other governing body of such entity (each such entity, a “Subsidiary”), and their respective directors, officers, employees and agents in all material respects with (i) all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption (the “Anti-Corruption Laws”) and (ii) the applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”).  The Company, its Subsidiaries, and to the knowledge of the Company, its officers, employees, directors and agents when acting on behalf of the Company and its Subsidiaries, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of the Company or any Subsidiary is (a) a Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union (the “EU”) or any EU member state, (b) a Person operating, organized or resident in a country or territory which is itself the subject or target of any Sanctions (on the date hereof, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria) to the extent such Person is the subject of Sanctions, or (c) any Person controlled or more than 50 percent owned by any such Person or Persons.  The use of proceeds from the transactions contemplated in this Terms Agreement will not constitute (i) a violation of the United States Foreign Corrupt Practices Act of 1977, (ii) a violation of the United Kingdom Bribery Act of 2010, or (iii) a material violation of any other Anti-Corruption Laws or applicable Sanctions;

(e)                                  the Company will use its reasonable best efforts to cause the Purchased Securities to be listed for trading on the NYSE as of the date of the issuance of the Purchased Securities, or as promptly as practicable thereafter, and, upon such listing, the Company will use its reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing;

(f)                                    the Company hereby authorizes Deutsche Bank in its role as stabilizing manager (the “Stabilizing Manager”) to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Commission Regulation (EC) 2273/2003 of the Commission of the European Communities. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Purchased Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Purchased Securities specified in Schedule I hereto.  Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives;

(g)                                 each Purchaser hereby represents and agrees that it and each of its affiliates, if any, through which it may offer and sell the Purchased Securities: (i) has complied and will comply with all applicable provisions of the United Kingdom’s Financial Services and Markets Act of 2000 (the “FSMA”) with respect to anything done by it in relation to any Purchased Securities in, from or otherwise involving the United Kingdom; and (ii) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Purchased Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(h)                                 the Company agrees to pay any stamp duty or other issue, transaction, value added or similar tax, fund or duty (including court fees) payable in the United States of America, Belgium, Luxembourg or the United Kingdom in connection with the issue and distribution of the Purchased Securities or the enforcement or delivery of this Agreement.

2.                                       If one or more of the Purchasers shall fail at the Time of Delivery to purchase the Purchased Securities (the “Defaulted Securities”), then the nondefaulting Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Purchasers to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided however, that if such arrangements shall not have been completed within such 24-hour period, then:

(a)                                  if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Purchased Securities, the nondefaulting Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial obligations under this Terms Agreement bear to the obligations of all nondefaulting Purchasers under this Terms Agreement; or

(b)                                 if the aggregate principal amount of Defaulted Securities exceed 10% of the aggregate principal amount of Purchased Securities, this Terms Agreement shall terminate without liability on the part of any nondefaulting Purchasers.

No action taken pursuant to this Section 2 shall relieve any defaulting Purchaser from liability in respect of its default.  In the event of any such default which does not result in a termination of this Terms Agreement, either the nondefaulting Purchasers or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

3.                                       The execution of this Terms Agreement by all parties will constitute the Purchaser’s acceptance of the ICMA Agreement Among Managers Version 1/New York Schedule subject to any amendment notified to the Purchasers in writing at any time prior to the execution of this Terms Agreement. References to the “Managers” shall be deemed to refer to the Purchasers, references to the “Lead Manager” shall be deemed to refer to Barclays, Citigroup and Deutsche Bank and references to “Settlement Lead Manager” shall be deemed to refer to Deutsche Bank. As applicable to the Purchasers, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 2 of this Terms Agreement.

4.                                       For purposes of this Terms Agreement and the transactions contemplated herein:

(i)                                     Section 5 of the Distribution Agreement is hereby amended by adding new clause “(x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange; and” (with deletion of “and” at the end of clause (ix) and the renumbering of the existing clause (x) to (xi)).

(ii)                                  For purposes of this Terms Agreement and the transactions contemplated herein, Section 11 of the Distribution Agreement shall be replaced in its entirety as follows:

“11. All statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to the Purchasers shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to:

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Attention:  Debt Syndicate

Telephone:  +44 20 7773 9098

Facsimile:  +44 20 7516 7548

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Attention: Syndicate Desk

Facsimile: +44 20 7986 1927

Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom
Attention: Syndicate Desk
Facsimile: +44 207 545 4455

and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 3M Office of General Counsel, 3M Center, St. Paul, Minnesota 55133, Facsimile Transmission No. (612) 736-9469, Attention: Gregg Larson.”

5.                                       Notwithstanding Section 5 of the Distribution Agreement, the Purchasers shall be obligated, severally, to pay the fees and disbursements of their counsel in the same proportion as the aggregate principal amount of Securities set forth opposite their respective names in Schedule 1 hereto (it being understood that nothing in this provision shall impact the obligations of the Company pursuant to Sections 7 and 8 of the Distribution Agreement).

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

3M Company

By:	/s/ Nicholas C. Gangestad
	Name:	Nicholas C. Gangestad
	Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Scott D. Krohn
	Name:	Scott D. Krohn
	Title:	Vice President and Treasurer

[Signature Page to Terms Agreement]

Accepted as of the date hereof:

Barclays Bank PLC

By:	/s/ Anthony Stringer
	Name:	Anthony Stringer
	Title:	Vice President

Citigroup Global Markets Limited

By:	/s/ James Barnard
	Name:	James Barnard
	Title:	Delegated Signatory

Deutsche Bank AG, London Branch

By:	/s/ Ritu Ketkar
	Name:	Ritu Ketkar
	Title:	Managing Director

By:	/s/ John C. McCabe
	Name:	John C. McCabe
	Title:	Managing Director

[Signature Page to Terms Agreement]

Schedule I

FLOATING RATE NOTES DUE 2020

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, Floating Rate Notes due 2020

AGGREGATE PRINCIPAL AMOUNT:

€650,000,000

PRICE TO PUBLIC:

100.000%

PURCHASE PRICE to be paid by Barclays Bank PLC, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch:

99.775% of the principal amount of the Purchased Securities, plus accrued interest, if any, from May 20, 2015.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE AND PAYING AND CALCULATION AGENCY AGREEMENT:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

Paying and Calculation Agency Agreement, dated as of May 20, 2015 between the Company, The Bank of New York Mellon, London Branch, Paying and Calculation Agent, and the Trustee

APPLICABLE TIME:

1:04 p.m. May 13, 2015 Eastern Time

TIME OF DELIVERY:

May 20, 2015

CLOSING LOCATION:

Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY:

May 15, 2020

BASE RATE:

EURIBOR

INDEX MATURITY:

3 months

SPREAD:

Plus 0.230%

INITIAL INTEREST RATE:

Base Rate plus 0.230% (to be determined by the Paying and Calculation Agent on the second banking day prior to the Settlement Date)

MINIMUM INTEREST RATE:

0.000% per annum

INITIAL BASE RATE:

3-month EURIBOR in effect on May 18, 2015

INTEREST PAYMENT DATES:

Payable quarterly on the 15th day of February, May, August and November, beginning August 15, 2015

INTEREST RESET PERIOD:

Quarterly

INTEREST RESET DATES:

The 15th day of February, May, August and November, beginning August 15, 2015

INITIAL INTEREST RESET DATE

August 15, 2015

DAY COUNT CONVENTION:

Actual/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)            The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)           The opinion of counsel to the Company referred to in Section 4(i).

(3)           The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)           The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

None

Schedule of Purchasers:

Purchasers	Principal Amount of Floating Rate Notes due 2020

Barclays Bank PLC	€216,667,000
Citigroup Global Markets Limited	216,667,000
Deutsche Bank AG, London Branch	216,666,000
Total	€650,000,000

0.950% NOTES DUE 2023

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, 0.950% Notes due 2023

AGGREGATE PRINCIPAL AMOUNT:

€600,000,000

PRICE TO PUBLIC:

98.573%

PURCHASE PRICE to be paid by Barclays Bank PLC, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch:

98.273% of the principal amount of the Purchased Securities, plus accrued interest, if any, from May 20, 2015.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE AND PAYING AND CALCULATION AGENCY AGREEMENT:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

Paying and Calculation Agency Agreement, dated as of May 20, 2015 between the Company, The Bank of New York Mellon, London Branch, Paying and Calculation Agent, and the Trustee

APPLICABLE TIME:

1:04 p.m. May 13, 2015 Eastern Time

TIME OF DELIVERY:

May 20, 2015

CLOSING LOCATION:

Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY:

May 15, 2023

INTEREST RATE:

0.950% per annum

INTEREST PAYMENT DATES:

May 15 of each year, commencing May 15, 2016

DAY COUNT CONVENTION:

Actual/Actual (ICMA)

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)            The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)           The opinion of counsel to the Company referred to in Section 4(i).

(3)           The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)           The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 0.950% Notes due 2023

Barclays Bank PLC	€200,000,000
Citigroup Global Markets Limited	200,000,000
Deutsche Bank AG, London Branch	200,000,000
Total	€600,000,000

1.750% NOTES DUE 2030

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, 1.750% Notes due 2030

AGGREGATE PRINCIPAL AMOUNT:

€500,000,000

PRICE TO PUBLIC:

98.098%

PURCHASE PRICE to be paid by Barclays Bank PLC, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch:

97.648% of the principal amount of the Purchased Securities, plus accrued interest, if any, from May 20, 2015.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE AND PAYING AND CALCULATION AGENCY AGREEMENT:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

Paying and Calculation Agency Agreement, dated as of May 20, 2015 between the Company, The Bank of New York Mellon, London Branch, Paying and Calculation Agent, and the Trustee

APPLICABLE TIME:

1:04 p.m. May 13, 2015 Eastern Time

TIME OF DELIVERY:

May 20, 2015

CLOSING LOCATION:

Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY:

May 15, 2030

INTEREST RATE:

1.750% per annum

INTEREST PAYMENT DATES:

May 15 of each year, commencing May 15, 2016

DAY COUNT CONVENTION:

Actual/Actual (ICMA)

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)            The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)           The opinion of counsel to the Company referred to in Section 4(i).

(3)           The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)           The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 1.750% Notes due 2030

Barclays Bank PLC	€166,667,000
Citigroup Global Markets Limited	166,667,000
Deutsche Bank AG, London Branch	166,666,000
Total	€500,000,000

Schedule II

Materials Other than the Pricing Prospectus and Final Term Sheet Included in the

Disclosure Package

None

II-1

Schedule III

Issuer Free Writing Prospectuses Not Included in the

Disclosure Package

Net Road Show

III-1

Schedule IV

Pricing Supplement dated May 13, 2015

IV-1

Exhibit A

Final Term Sheet

A-1